UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 7, 2009
WSI Industries, Inc.
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607

(Commission File Number)	(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN	55362

(Address Of Principal Executive Offices)	(Zip Code)
(763) 295-9202
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements And Exhibits
SIGNATURE
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-99.1

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On October 7, 2009, Benjamin Rashleger accepted an employment offer letter (the “Offer Letter”) from WSI Industries, Inc. (the “Company”) pursuant to which Mr. Rashleger will serve as the Company’s President and Chief Operating Officer beginning October 12, 2009. A copy of the Offer Letter is attached hereto as Exhibit 10.1.
     Mr. Rashleger, age 34, served as President and Chief Financial Officer of Milltronics Manufacturing Company, a privately held machine tool manufacturer in Waconia, Minnesota from 2006 until June 2007. From 2002 to 2006, Mr. Rashleger served Milltronics Manufacturing as Vice President. In June 2007, Milltronics Manufacturing Company was acquired by Liberty Diversified Industries and Mr. Rashleger continued on as the Director of Operations of Milltronics Manufacturing as a Liberty Diversified Industries company from June 2007 until December 2008. From January 2009 until his appointment as the Company’s President and Chief Operating Officer, Mr. Rashleger was on sabbatical and exploring opportunities. Mr. Rashleger earned a Bachelor of Science degree in Business from the Carlson School of Management at the University of Minnesota.
     Under the terms of the Offer Letter, Mr. Rashleger will receive annual base salary of $150,000, payable according to the Company’s regular payroll practices. Mr. Rashleger will also participate in the Company’s incentive program for executive officers and will be entitled to bonus of 70% of his base salary based upon achievement of goals relating to new business and profitability for the fiscal year to be jointly determined and subject to approval by the Company’s Board.
     Pursuant to the Offer Letter, Mr. Rashleger was granted a non-qualified stock option on October 12, 2009 to purchase 10,000 shares of the Company’s common stock under the Company’s 2005 Stock Plan, as amended (the “Plan”). The option has an exercise price equal to the fair market value of the Company’s common stock as of the grant date, as determined under the Plan. The option vests with respect to one-third of the shares underlying the option on each of the 6 month, 18 month and 30 month anniversaries of the date of grant and has a term of ten years.
     On October 12, 2009, Mr. Rashleger entered into an Employment (Change In Control) Agreement, attached hereto as Exhibit 10.2 (the “Rashleger Agreement”), that is effective until October 12, 2010 with automatic one-year renewals thereafter unless the Company provides at least 60 days’ prior notice. However, if a Change of Control occurs, the Rashleger Agreement will remain in effect for a period of twelve months from the date of the Change of Control. Under the Rashleger Agreement, if a Change in Control occurs and Mr. Rashleger’s employment is terminated by the Company other than for Cause or Disability or by Mr. Rashleger for Good Reason, the Company will pay Mr. Rashleger a severance payment in cash in a single sum within sixty days of the date of termination equal to 2.99 times the average of the annual compensation paid to Mr. Rashleger by the Company for the five calendar years (or such lesser number of complete calendar years or portions thereof calculated on an annualized basis) in the case of an Unapproved Change in Control and, in the case of an Approved Change in Control, 1.0 times the annual compensation for such period. Mr. Rashleger will also be entitled to participate in life, disability, accident and health insurance benefits for a period of twelve months following the Termination Date in the event of an Approved Change of Control and for thirty-six months following the Termination Date in the event of an Unapproved Change in Control, or the Company will reimburse Mr. Rashleger for the cost of comparable coverage. The severance payment is subject to reduction such that no portion of the payment, together with other benefits received in a change of control, would constitute a “parachute payment” or would be non-deductible solely by reason of Section 280G of the Internal Revenue Code of 1986, as amended. Capitalized terms used in this paragraph have the meaning ascribed to them in the Rashleger Agreement. Except with respect to this letter agreement, Mr. Rashleger’s employment with the Company is “at will.” On October 12, 2009, Mr. Rashleger also entered into a form of Restrictive

Covenant Agreement attached hereto as Exhibit 10.3 governing non-disclosure of confidential information, non-competition and non-solicitation.
     In connection with the hiring of Mr. Rashleger, the Company entered into an Employment Agreement dated October 7, 2009 with Michael J. Pudil, the Company’s Chief Executive Officer (the “Pudil Agreement”). The Pudil Agreement is attached hereto as Exhibit 10.4. The Pudil Agreement has a term beginning on October 7, 2009 and ending December 31, 2011. Pursuant to the Pudil Agreement, Mr. Pudil will be employed as the Company’s Chief Executive Officer at a base salary of $222,120, which would be reduced to $100,000 during any period of the term of the Pudil Agreement after December 31, 2009 in which Mr. Pudil’s successor continues to serve as President. Mr. Pudil will be entitled to insurance, vacation, profit sharing, and other benefits the Company makes available. In the event of termination of Mr. Pudil’s employment by the Company without Cause or by Mr. Pudil for Good Reason or if Mr. Pudil dies or becomes Disabled or if Mr. Pudil continues to be employed by the Company until the Pudil Agreement terminates on December 31, 2011, the Company will pay all obligations accrued through such date of termination and will also make a lump sum severance payment to Mr. Pudil equal to $335,000 on a date that is six months and one day after the effective date of termination of employment (except in death or Disability, payments shall be made no later than 30 days after the date of death or determination of Disability). Additionally, except in the case of death, the Company will continue to be responsible for the employer portion of monthly premiums for group health, dental, life insurance and special medical insurance for an eighteen month period following the termination. Further, all outstanding stock options will fully vest and Mr. Pudil will have the right to exercise all such vested stock options for an eighteen month period following the termination, except that no stock option will be exercisable after its original expiration date. All restrictions on outstanding restricted stock awards will also lapse on the last day of employment. In the event of termination of Mr. Pudil’s employment by the Company with Cause or by Mr. Pudil without Good Reason, the Company’s only obligation to Mr. Pudil is to pay any base salary earned but not yet paid, reimburse Mr. Pudil for expenses incurred and pay or provide any benefits that are vested or that Mr. Pudil is otherwise entitled to receive under the Company’s existing programs. Capitalized terms used in this paragraph have the meaning ascribed to them in the Pudil Agreement.
     On October 7, 2009, Mr. Pudil also entered into the form of Restrictive Covenant Agreement attached hereto as Exhibit 10.3.
     In connection with the hiring of Mr. Rashleger, the Company also entered into Severance Letter Agreement dated October 7, 2009 with Paul D. Sheely, the Company’s Chief Financial Officer (the “Sheely Agreement”). The Sheely Agreement is attached hereto as Exhibit 10.5. Under the Sheely Agreement, if Mr. Sheely’s employment is terminated without Cause, the Company will continue to pay Mr. Sheely his base salary in accordance with the Company’s regular payroll practices for a period of twelve months or until he has secured other employment first, whichever occurs first, and the Company will pay a portion of the COBRA premium until the earlier of twelve months or the date COBRA coverage otherwise terminates. If Mr. Sheely’s employment terminates because of his resignation Payment of these Capitalized terms used in this paragraph have the meaning ascribed to them in the Sheely Agreement.
     On October 7, 2009, Mr. Sheely also entered into the form of Restrictive Covenant Agreement attached hereto as Exhibit 10.3.
     The foregoing summaries of the Offer Letter, the Rashleger Agreement, the Pudil Agreement and the Sheely Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.1 through 10.5 to this Form 8-K and are incorporated by reference into this Item 5.02.
     On October 12, 2009, the Company issued a press release regarding Mr. Rashleger’s appointment as President and Chief Operating Officer, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements And Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter dated October 5, 2009 by WSI Industries, Inc. to Benjamin Rashleger.

10.2	Employment (Change In Control) Agreement dated October 12, 2009 by and between WSI Industries, Inc. and Benjamin Rashleger.

10.3	Form of Restrictive Covenant Agreement by and between WSI Industries, Inc. and Michael J. Pudil, Paul D. Sheely and Benjamin Rashleger.

10.4	Employment Agreement dated as of October 7, 2009 by and between WSI Industries, Inc. and Michael J. Pudil.

10.5	Severance Letter Agreement dated October 7, 2009 by and between WSI Industries, Inc. and Paul D. Sheely.

99.1	Press Release issued on October 12, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WSI INDUSTRIES, INC.
By:	/s/ Michael J. Pudil
Michael J. Pudil
Chief Executive Officer

Date: October 12, 2009